Page 11 of 11 Pages

                                   EXHIBIT B

                               POWER OF ATTORNEY

         The undersigned  hereby  appoints Scott B. Bernstein the  undersigned's

true  and  lawful   attorney-in-fact,   with  full  power  of  substitution  and

resubstituion,  for him in his  name,  place  and  stead  and in his  individual capacity,  to execute and deliver on behalf of the undersigned all applications,

reports, or documents filed pursuant to (i) the Securities Exchange Act of 1934,

as  amended,  or  any  rule  or  regulations  thereunder,   including,   without

limitation,  Schedules  13D,  13F and  13G,  and  Forms 3 and 4,  and  (ii)  the

Securities  Act of  1933,  as  amended,  or any rule or  regulation  thereunder,

including,   without   limitation,   Forms  144,  and  any  amendments  to  said

applications  reports or  documents,  and any all  instruments,  affidavits  and exhibits necessary or desirable in connection  therewith,  and to take all other necessary action in connection therewith.

         This  Power of  Attorney  shall  remain in effect  with  respect to Mr.

Bernstein until revoked by the undersigned. The Power of Attorney hereby granted is coupled with an interest  and shall  survive and shall not be affected by the subsequent disability, incompetency or death of the undersigned.

         IN WITNESS HEREOF,  I have herewith set my hand this 17th day of March,

1998.



                                        /S/ BRUCE S. KOVNER
                                        ________________________________________
                                        Bruce S. Kovner


STATE OF NEW YORK    )
                     :  SS.:
COUNTY OF NEW YORK   )

         On the 17th day of  March,  1998  before  me  personally  came Bruce S.

Kovner, to me known, and known to me to be the individual  described in, and who executed the foregoing  instrument,  and he  acknowledged to me that he executed the same.




                                        /S/ TERESA F. BROOKS
                                        ________________________________________

                                        Teresa F. Brooks
                                        Notary Public, State of New York
                                        No 018R5034553
                                        Qualified in New York County
                                        Commission expires October 17, 1998